                                                                     EXHIBIT 4.6
                                                                  EXECUTION COPY


                                KITTY HAWK, INC.

                              PLACEMENT AGREEMENT

                                                               November 13, 1997

Morgan Stanley & Co. Incorporated,
  for itself and the other several
  Placement Agents named in Schedule I hereto
1585 Broadway
New York, New York  10036-8293

Dear Sirs:

                 Kitty Hawk, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to you (the "Manager") and the other several purchasers named in Schedule I hereto (collectively with the Manager, the "Placement Agents") $340.0 million principal amount of its 9.95% Senior Secured Notes due 2004 (the "Securities") to be issued pursuant to the provisions of an Indenture to be dated as of November 19, 1997 (the "Indenture") among the Company, the Guarantors (as defined below) and Bank One, NA, as trustee (the "Trustee"). Pursuant to the Indenture, the obligations of the Company under the Indenture and the Securities will be guaranteed, jointly and severally, by each subsidiary of the Company other than American International Cargo, a partnership formed under the laws of Michigan ("AIC") as of the Closing Date (as defined below), (collectively, the "Guarantors"). The Placement Agents and their direct and indirect transferees will have a first priority security in the Collateral (as defined in the Indenture) pursuant to the Indenture and the Escrow and Security Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

                 The Securities will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on exemptions therefrom. The Placement Agents and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date and to be substantially in the form attached hereto as Annex A.

                 In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum (the "Preliminary Memorandum") and will prepare a final offering memorandum (the "Final Memorandum" and, with the Preliminary Memorandum, each a "Memorandum") setting forth or including a description of the terms of the Securities, the terms of the offering and a description of the Company and its business. As used herein, the term "Final Memorandum" shall mean the Final Memorandum in the form first used to confirm sales of Securities hereunder.

                 1. Representations and Warranties. Reference is made to the Agreement and Plan of Merger (the "Merger Agreement"), dated September 22, 1997, as amended on October 23, 1997 and October 29, 1997, among American International Airways, Inc., a Michigan corporation, Kalitta Flying Service, Inc., a Michigan corporation, Flight One Logistics, Inc., a Michigan corporation, O.K. Turbines, Inc., a Michigan corporation, and American International Travel, Inc., a Michigan corporation (together with AIC, collectively, the "Kalitta Companies"), Conrad Kalitta, the Company, certain subsidiaries of the company formed for the sole purpose of effecting the Merger (as defined below) and M. Tom Christopher. Pursuant to the Merger Agreement, each of the Kalitta Companies will be merged (collectively, the "Merger") with and into certain subsidiaries of the Company. As a result of the Merger, each of the Kalitta Companies other than AIC will become a wholly owned subsidiary of the Company and AIC will become a subsidiary of the Company.

                 (a) The Company represents and warrants to, and agrees with, you that as of the date hereof:

                 (i) The Preliminary Memorandum as of the date thereof and the Final Memorandum as of the date thereof and on the Closing Date do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(a)(i) do not apply to statements or omissions in either Memorandum based upon information furnished in writing by you expressly for use therein.

                 (ii) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, after giving pro forma effect to the Merger.

                 (iii) Each subsidiary of the Company as of the date hereof is listed on Schedule II hereto. The subsidiaries on such schedule denoted thereon with an asterisk will be Guarantors and each such denoted Guarantor has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, after giving pro forma effect to the Merger. As of the Closing Date, the Company will own all of the outstanding shares of capital stock of each of the Guarantors free and clear of any and all claims, liens, pledges or other encumbrances, other than liens granted to Wells Fargo Bank (Texas), National Association as referenced in the Final Memorandum.

                 (iv) This Agreement has been duly authorized, executed and delivered by the Company.

                 (v) The Securities have been duly authorized and, when each is executed, authenticated and delivered to and paid for by the Placement Agents in accordance with the terms of this Agreement and the Indenture, will be valid and binding obligations of the Company and the Guarantors enforceable against the Company and each such Guarantor, as the case may be, in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) or reorganization, moratorium or similar laws affecting creditors' rights generally and to the effect of general principles of equity, including without limitation, concepts of materiality, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law).

                 (vi) The Indenture (including the first priority security interest in certain of the Collateral granted thereunder to the Trustee for the benefit of any Holders of the Securities and the guarantee of the obligations of the Company by the Guarantors included therein), the Escrow and Security Agreement, the Merger Agreement and the Registration Rights Agreement have each been duly authorized, executed and delivered by, and, assuming due authorization, execution and delivery by the other parties thereto, are valid and binding agreements of, the Company, enforceable against the Company in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and to the effect of general principles of equity, including without limitation, concepts of materiality, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law).

                 (vii) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Merger Agreement, the Registration Rights Agreement, the Escrow and Security Agreement and the Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and, with respect to the Merger Agreement, other than as contemplated therein, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Merger Agreement, the Registration Rights Agreement, the Escrow and Security Agreement or the Securities (except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and the shares of common stock to be issued to Mr. Kalitta pursuant to the Merger Agreement and except for any such failure to receive such consent, approval, authorization, order or qualification that, singly or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, after giving pro forma effect to the Merger).

                 (viii) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, after giving pro forma effect to the Merger, from that set forth in the Final Memorandum.

                 (ix) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries as of the date hereof is a party or to which any of the properties of the Company or any of its subsidiaries as of the date hereof is subject other than proceedings accurately described in all material respects in the Final Memorandum and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, after giving pro forma effect to the Merger, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Merger Agreement, the Registration Rights Agreement, the Escrow and Security Agreement or the Securities or to consummate the transactions contemplated by the Final Memorandum, or on the power or ability of the Guarantors that are currently subsidiaries of the Company to perform their obligations under the Indenture, the Registration Rights Agreement or the Securities, or on the power or ability of Kitty Hawk-AIA, Inc., Kitty Hawk-KFS, Inc., Kitty Hawk-FOL, Inc., Kitty Hawk-O.K., Inc. or Kitty Hawk-AIT, Inc. (each, an "Acquisition Sub" and collectively, the "Acquisition Subs") to perform their obligations under the Merger Agreement.

                 (x) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Company has directly, or through any agent, (A) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or
         (B) engaged in any form of general
         solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                 (xi) The Company is not and, immediately after the Transactions and the Refinancings (each as defined in the Final Memorandum), will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                 (xii) Assuming the accuracy of the representations and warranties of the Placement Agents as set forth herein and without giving effect to the terms of the Registration Rights Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Placement Agents in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

                 (xiii) The Company and its subsidiaries as of the date hereof are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, after giving pro forma effect to the Merger.

                 (xiv)    The Company has complied with all provisions of
         Section 517.075, Florida Statutes (Chapter 92- 198, Laws of Florida).

                 (xv) Subject to the limitations on enforceability of the Note Guarantees as set forth in the Indenture, each of the Guarantors is, and immediately after the Closing (as defined below) will be, Solvent. As used herein, the term "Solvent" means, with respect to each Guarantor, on a particular date, that on such date (A) the fair market value of the assets of such Guarantor is greater than the total amount of liabilities (including contingent liabilities) of such Guarantor, (B) the present fair salable value of the assets of such Guarantor is greater than the amount that will be required to pay the probable liabilities of such Guarantor on its debts as they become absolute and matured, (C) such Guarantor is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (D) such Guarantor does not have an unreasonably small capital.

                 (xvi) Upon filing of the Indenture at the Federal Aviation Administration ("FAA") registry and the filing of certain UCC-1s in the States of Michigan and Texas with the respective Secretaries of State, the grant of a security interest in the Collateral to the Trustee (other than that granted pursuant to the Escrow and Security Agreement) for the benefit of any Holders of the Securities will constitute a first priority security interest in the Collateral (other than that granted pursuant to the Escrow and Security Agreement), enforceable as against all creditors of the Company or all creditors of any subsidiary thereof following the Merger, subject to certain limitations on enforceability as set forth in the Indenture. Such filings will occur substantially contemporaneously with or prior to the Closing Date.

                 (xvii) Upon the transfer to the Trustee of the Pledged Securities, the acquisition by the Trustee of a security entitlement with respect thereto, the maintenance of the Pledged Securities in a securities account in accordance with the terms of the Escrow and Security Agreement, and the filing of financing statements with the offices of the Texas Secretary of State, the New York Secretary of State and the New York County Recorder, the pledge of and grant of a security interest in the Pledged Securities and the Escrow Account to the Trustee for the benefit of any Holders of the Securities will constitute a first priority perfected security interest in such Pledged Securities and the Escrow Account.

                 (xviii) Other than the permanent approval of the Department of Transportation (the "DOT") required to transfer the Kalitta Companies foreign operating authority to the Company, each of the Company and its subsidiaries as of the date thereof has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including the FAA and all non-U.S. regulatory authorities), all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in each Memorandum, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, after giving pro forma effect to the Merger.

                 (xix) Each of the Company and each Acquisition Sub has properly taken all corporate actions and obtained all consents of stockholders necessary to approve the Merger. The Merger will occur substantially contemporaneously with the closing hereunder.

                 (xx) The Company's Registration Statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on September 22, 1997, with respect to 3,000,000 shares of common stock, par value $ .01 per share (the "Common Stock") of the Company, as amended has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                 (xxi) No event of default has occurred or will occur prior to the Closing Date under any material agreement to which the Company or any of its subsidiaries is a party on a pro forma basis after giving effect to the Transactions and the Refinancings.

                 (xxii) The pro forma financial statements and other pro forma financial information included in each Memorandum present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                 (xxiii) The statements set forth in the Final Memorandum under the caption "Description of the Notes" insofar as they purport to constitute a summary of the terms of the Securities or the Indenture are accurate and complete in all material respects.

                 (xxiv) The Merger Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, each of the Acquisition Subs, enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and to the effect of general principles of equity, including without limitation, concepts of materiality, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law).

                 (xxv) The execution and delivery by each of the Acquisition Subs of, and the performance by each of the Acquisition Subs of its obligations under, the Merger Agreement will not contravene any provision of applicable law or the certificate or articles of incorporation or by-laws of such Acquisition Sub or any agreement or other instrument binding upon such Acquisition Sub or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Acquisition Sub, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by any of the Acquisition Subs of its obligations under Merger Agreement, except for any such failure to receive such consent, approval, authorization, order or qualification that, singly or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, after giving pro forma effect to the Merger.

                 (b) Each of the Kalitta Companies (other than AIC) represents and warrants to, and agrees with, you that as of the date hereof:

                 (i) The Preliminary Memorandum as of the date thereof and the Final Memorandum as of the date thereof and on the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, not misleading, in each case to the extent related to the Kalitta Companies, except that the representations and warranties set forth in this Section 1(b)(i) do not apply to statements or omissions in either Memorandum based upon information relating to any Placement Agent furnished in writing to the Company by you expressly for use therein.

                 (ii) Each of the Kalitta Companies (other than AIC) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, after giving pro forma effect to the Merger.

                 (iii) AIC has been duly formed and exists as a co-partnership under the laws of the State of Michigan, has the requisite partnership power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, after giving pro forma effect to the Merger.

                 (iv)     The Kalitta Companies have no subsidiaries.

                 (v) This Agreement has been duly authorized, executed and delivered by each of the Kalitta Companies (other than AIC).

                 (vi) The Merger Agreement has been duly authorized, executed and delivered by each of the Kalitta Companies (other than AIC), and assuming due authorization, execution and delivery by, and binding effect upon the other parties thereto, is a valid and binding agreement of, each of the Kalitta Companies (other than AIC), enforceable against each of the Kalitta Companies (other than AIC) in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and to the effect of general principles of equity, including without limitation, concepts of materiality, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law).

                 (vii) The execution and delivery by each of the Kalitta Companies (other than AIC) of, and the performance by each of the Kalitta Companies (other than AIC) of its obligations under, this Agreement, the Merger Agreement and the Indenture and the performance by the Kalitta Companies (other than AIC) of their obligations under the Securities will not contravene any provision of applicable law or the articles of incorporation or by-laws of any of the Kalitta Companies (other than AIC) or any agreement or other instrument binding upon any of the Kalitta Companies (other than AIC) or any judgment, order or decree of any governmental body, agency or court having jurisdiction over any of the Kalitta Companies (other than AIC), and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by each of the Kalitta Companies (other than AIC) of its obligations under this Agreement, the Merger Agreement, the Indenture or the Securities (except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and the shares of common stock to be issued to Mr. Kalitta pursuant to the Merger Agreement and except for any such failure to receive such consent, approval, authorization, order or qualification that, singly or in the aggregate, would not have a material adverse effect to the Company and its subsidiaries, taken as a whole, after giving pro forma effect to the Merger).

                 (viii) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Kalitta Companies, taken as a whole, from that set forth in the Final Memorandum.

                 (ix) There are no legal or governmental proceedings pending or, to the knowledge of the Kalitta Companies, threatened to which any of the Kalitta Companies is a party or to which any of the properties of any of the Kalitta Companies is subject other than proceedings accurately described in all material respects in the Final Memorandum and proceedings that would not have a material adverse effect on the Kalitta Companies or on the power or ability of any of the Kalitta Companies (other than AIC) to perform its obligations under this Agreement, the Indenture, the Securities, the Escrow and Security Agreement or the Merger Agreement or to consummate the transactions contemplated by the Final Memorandum.

                 (x) Each of the Kalitta Companies is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, after giving pro forma effect to the Merger.

                 (xi) Each of the Kalitta Companies has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all federal, state, local and other governmental authorities (including the FAA and all non-U.S. regulatory authorities), all self- regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in each Memorandum, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, after giving pro forma effect to the Merger and the Refinancings.

                 (xii) Each of the Kalitta Companies (other than AIC) has properly taken all actions, corporate and otherwise, and obtained all consents of stockholders or partners, as the case may be, necessary to approve the Merger. The Merger will occur substantially contemporaneously with the closing hereunder.

                 (xiii) No event of default has occurred or will occur prior to the Closing Date under any material agreement to which any of the Kalitta Companies is a party, on a pro forma basis after giving effect to the Transactions and Refinancings.

                 (xiv) Neither the Kalitta Companies nor any affiliate of the Kalitta Companies has directly, or through any agent, (A) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (B) engaged in any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                 (c) The Guarantors each represent and warrant to, and agree with, you that as of the date hereof:

                 (i) This Agreement has been duly authorized, executed and delivered by each Guarantor.

                 (ii) The Indenture (including the first priority security interest in certain of the Collateral granted thereunder to the Trustee and any Holders of the Securities and the guarantee of the obligations of the Company by the Guarantors included therein), the Merger Agreement and the Registration Rights Agreement have each been duly authorized, executed and delivered by, and are valid and binding agreements of, each such Guarantor, enforceable in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and to the effect of general principles of equity, including without limitation, concepts of materiality, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law).

                 (iii) The execution and delivery by each Guarantor of, and the performance by each of the Guarantors of its obligations under, this Agreement, the Indenture, the Merger Agreement, the Registration Rights Agreement and the Escrow and Security Agreement and the performance by each of the Guarantors of its obligations under the Securities will not contravene any provision of applicable law or the certificate or articles of incorporation or by-laws of any Guarantor or any agreement or other instrument binding upon any Guarantor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over any Guarantor, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by each Guarantor of its obligations under this Agreement, the Indenture, the Merger Agreement, the Registration Rights Agreement or the Securities (except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and the shares of common stock to be issued to Mr. Kalitta pursuant to the Merger Agreement and except for any such failure to receive consent, approval, authorization, order or qualification that, singly or in the aggregate, would not have a material adverse effect to the Company and its subsidiaries, taken as a whole, after giving pro forma effect to the Merger).

                 (iv) It is not necessary in connection with the offer, sale and delivery of the Securities to the Placement Agents in the manner contemplated by this Agreement to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

                 (v) Subject to the limitations on enforceability of the Note Guarantees as set forth in the Indenture, each of the Guarantors is, and immediately after the Closing will be, Solvent.

                 (d) The Company and each of its subsidiaries that owns any Collateral and each of the Kalitta Companies that owns any Collateral represents and warrants to, and agrees with, you that as of the date hereof:

                 (i) The Company and each such subsidiary that owns any Collateral and each of the Kalitta Companies that owns any Collateral has good and marketable title to such Collateral which is owned by it; each of the Aircraft owned by the Company or any of its subsidiaries or any of the Kalitta Companies that is included in the Collateral is duly registered in the name of the Company or one of its subsidiaries or one of the Kalitta Companies pursuant to and in accordance with the Federal Aviation Act of 1958, as amended (the "Aviation Act"), and title to such Aircraft is vested in the Company or such subsidiary or one of the Kalitta Companies; in each case title to such Aircraft is held by the Company or one of its subsidiaries or the Kalitta Companies, as the case may be, free and clear of all liens, encumbrances and defects, except (x) those that arise by operation by law and will be discharged in accordance with customary practices, (y) those that are described in the Final Memorandum and (z) those that do not materially affect the value of such Aircraft and do not interfere with the use made and proposed to be made of such Aircraft by the Company and its subsidiaries or the Kalitta Companies, as the case may be.

                 (ii) Upon filing of the Indenture at the FAA registry and the filing of certain UCC-1s in the States of Michigan and Texas with the respective Secretaries of State, the grant of a security interest in the Collateral to the Trustee (other than that granted pursuant to the Escrow and Security Agreement) for the benefit of any Holders of the Securities will constitute a first priority security interest in the Collateral (other than that granted pursuant to the Escrow and Security Agreement), enforceable as against all creditors of the Company or all creditors of any subsidiary thereof following the Merger, subject to certain limitations on enforceability as set forth in the Indenture. Such filings will occur substantially contemporaneously with or prior to the Closing Date.

                 2. Offering. You have advised the Company that the Placement Agents will make an offering of the Securities purchased by the Placement Agents hereunder on the terms set forth in the Final Memorandum as soon as practicable after this Agreement is entered into as in your judgment is advisable.

                 3. Purchase and Delivery. The Company hereby agrees to sell to the several Placement Agents, and the Placement Agents, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth in
Schedule I hereto opposite their names at a purchase price of 97% of the principal amount thereof.

                 Payment for the Securities shall be made against delivery of the Securities at a closing (the "Closing") to be held at the office of Haynes and Boone, LLP, 3100 Nations Bank Plaza, 901 Main Street, Dallas, Texas, at 10:00 A.M., local time, on November 19, 1997 or at such other time on the same or such other date, not later than December 19, 1997 as shall be designated in writing by you. The time and date of such payment are herein referred to as the Closing Date. Payment for the Securities shall be made by wire transfer of immediately available funds to the respective bank accounts designated in writing by the Company.

                 One or more certificates for the Securities shall be in definitive form and registered in such names and in such denominations as you shall request in writing not less than two full business days prior to the Closing Date. The certificates evidencing the Securities shall be delivered to you on the Closing Date for the respective accounts of the several Placement Agents, with any transfer taxes payable in connection with the transfer of the Securities to the Placement Agents duly paid.

                 4. Conditions to Closing. (a) The obligations of the Company, each of the Guarantors and each of the Kalitta Companies, and the several obligations of the Placement Agents hereunder are subject to the condition that (i) the Registration Statement shall have become effective not later than the date hereof, (ii) the Merger shall occur substantially contemporaneously with the Closing hereunder and (iii) the closing of the offering by the Company and certain selling stockholders named in the Registration Statement on Form S-1 of approximately 3,000,000 shares of Common Stock shall occur substantially contemporaneously with the Closing hereunder.

                 (b) The several obligations of the Placement Agents under this Agreement to purchase the Securities will be subject to the following conditions:

                 (i) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date,

                          (A)     there shall not have occurred any
                    downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                          (B) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, after giving pro forma effect to the Merger, from that set forth in the Final Memorandum that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum. For the purposes hereof, it is agreed that (i) the loss of the operating certificate of any of the Company, its subsidiaries or the Kalitta Companies, (ii) any regulatory order to materially curtail or otherwise materially limit the use of any of the aircraft of the Company or its subsidiaries or the Kalitta Companies (other than pursuant to an existing Notice of Proposed Rule Making issued by the FAA, the DOT, the National Transportation Safety Board ("NTSB") or any other regulatory authority) or (iii) any accident (as defined in the regulations of the NTSB) of a material nature involving any aircraft (other than turbo-prop or piston aircraft) operated by the Company, its subsidiaries or the Kalitta Companies would constitute a material and adverse change in the condition of Company and its subsidiaries, taken as a whole, after giving pro forma effect to the Merger.

                 (ii) You shall have received on the Closing Date certificates, dated the Closing Date and signed by (i) an executive officer of the Company (solely in his capacity as such) (ii) an executive officer of each of the Guarantors (solely in his capacity as such) and (iii) an executive officer of each of the Kalitta Companies (other than AIC) (solely in his capacity as such) to the effect that the representations and warranties of the Company, the Guarantors and the Kalitta Companies (other than AIC), respectively, contained in this Agreement are true and correct as of the Closing Date and that the Company, the Guarantors and the Kalitta Companies (other than AIC), respectively, have each complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder by it on or before the Closing Date.

                 The officer signing and delivering such certificates of the Company, the Kalitta Companies (other than AIC) and the Guarantors may rely upon the best of his knowledge as to proceedings threatened and such certificates will be expressly so qualified.

                 (iii) You shall have received on the Closing Date an opinion of Haynes and Boone, LLP, independent counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A.

                 (iv) You shall have received on the Closing Date opinions of Burke, Wright & Keiffer, P.C., counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B.

                 (v) You shall have received on the Closing Date an opinion of Miller, Canfield, Paddock & Stone, P.L.C., independent special counsel for the Kalitta Companies, dated the Closing Date, to the effect set forth in Exhibit C.

                 (vi) You shall have received on the Closing Date an opinion of Kelsey Law Offices, P.C., independent counsel for the Kalitta Companies, dated the Closing Date, to the effect set forth in Exhibit D.

                 (vii) You shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Placement Agents, dated the Closing Date, in form and substance reasonably satisfactory to you covering (i) due authorization, execution and delivery of this Agreement, the Escrow and Security Agreement, the Merger Agreement and the Registration Rights Agreement, (ii) the validity of the Securities, (iii) the accuracy of certain legal summaries in the Final Memorandum and (iv) the private placement of the Securities. You shall have received from Shearman & Sterling a letter, in form and substance reasonably satisfactory to you, commenting on the adequacy of the disclosure contained in the Memorandum.

                 (viii) You shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Ernst & Young LLP, the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements, and certain other financial information including pro forma financial statements contained in the Memorandum.

                 (ix) You shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof of the Closing Date, as the case may be, in form and substance satisfactory to you, from Deloitte & Touche, LLP, the Kalitta Companies' independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters in the respect to the financial statements and certain other financial information, other than the pro forma financial statements contained in the Memorandum.

                 5. Covenants of the Company. In further consideration of the agreements of the Placement Agents contained in this Agreement, the Company and the Guarantors covenant as follows:

                 (a) To furnish to you, without charge, during the period mentioned in paragraph (c) below, as many copies of the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you shall reasonably request.

                 (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object in writing.

                 (c) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Placement Agents, any event shall occur or condition exist as a result of which it is necessary in your judgment to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when such Memorandum is delivered to a purchaser, not misleading, or if, with the reasonable opinion of counsel to the Placement Agents it is necessary to amend or supplement such Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Placement Agents, either amendments or supplements to such Memorandum so that the statements in such Memorandum as so amended or supplemented will not, in the light of the circumstances when such Memorandum is delivered to a purchaser, be misleading or so that such Memorandum, as so amended or supplemented, will comply with applicable law.

                 (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                 (e) Whether or not any sale of such Securities is consummated, to pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation of each Memorandum and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Securities, (iii) the fees and disbursements of the Company's counsel and accountants and the Trustee and its counsel, (iv) the qualification of such Securities under securities or Blue Sky laws in accordance with the provisions of
         Section 5(d), including filing fees and the fees and disbursements of counsel for the Placement Agents in connection therewith and in connection with the preparation of any Blue Sky or legal investment memoranda, (v) the printing and delivery to the Placement Agents in quantities as hereinabove stated of copies of the Memorandum and any amendments or supplements thereto, (vi) any fees charged by rating agencies for the rating of such Securities, (vii) all reasonable document production charges and expenses of counsel to the Placement Agents (but not including their fees for professional services) in connection with the preparation of this Agreement, (viii) the fees and expenses, if any, incurred in connection with the admission of such Securities for trading in PORTAL and the Luxembourg Stock Exchange,
         (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expense of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

                 (f) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

                 (g) Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                 (h) While any of the Securities remain outstanding, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company and the Guarantors are then subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                 (i) None of the Company, the Guarantors, their Affiliates or any person acting on behalf of any of them (other than the Placement Agents) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Company and its Affiliates and each person acting on its or their behalf (other than the Placement Agents) will comply with the offering restrictions of Regulation S.

                 (j) To use their reasonable best efforts to permit the Securities to be (i) designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market and
         (ii) listed on the Luxembourg Stock Exchange.

                 6.       Representations and Warranties of the Placement
Agent; Offering of Securities; Restrictions on Transfer.  (a)   Each Placement
Agent, severally and not jointly, represents and warrants to the Company, each of the Guarantors and each of the Kalitta Companies that such Placement Agent is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Placement Agent, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, (x) QIBs or (y) other institutional accredited investors (as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act) ("institutional accredited investors") that, prior to their purchase of the Securities, deliver to such Placement Agent a letter containing the representations and agreements set forth in Annex A to the Memorandum and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers", which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions."

                 (b) Each Placement Agent, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

                 (i) it understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

                (ii) such Placement Agent will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

               (iii) the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act;

                (iv) such Placement Agent has (A) not offered or sold and will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"); (B) complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (C) only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Securities if that person is of a kind described in
         Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on; and

                 (v) such Placement Agent understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees that it will not offer or sell, any Securities, directly or indirectly in Japan or to any resident of Japan except (A) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (B) in compliance with any other applicable requirements of Japanese law.

                7. Indemnification and Contribution. (a) The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Placement Agent, and each person, if any, who controls such Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Placement Agent, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Placement Agent or any such controlling of affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company and the Guarantors shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by such Placement Agent through you expressly for use therein; provided, however, that the indemnification contained in this paragraph with respect to any Preliminary Memorandum shall not inure to the benefit of a Placement Agent (or to the benefit of any director or officer of such Placement Agent or any person controlling or under common control with such Placement Agent) on account of any such loss, claim, damage, liability or expense arising from the sale of the Securities by such Placement Agent to any person if a copy of the Final Memorandum shall not have been delivered or sent to such person at or prior to the written confirmation of such sale, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Memorandum was corrected in the Final Memorandum.

                (b) Each Placement Agent agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, their directors and officers, and each person, if any, who controls the Company and the Guarantors within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantors to such Placement Agent, but only with reference to information relating to such Placement Agent furnished to the Company and the Guarantors in writing by such Placement Agent through you expressly for use in either Memorandum or any amendments or supplements thereto.

                (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated in the case of parties indemnified pursuant to paragraph (a) above and by the Company and the Guarantors in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Placement Agents, on the other hand, from the offering of such Securities or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Placement Agents on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Placement Agents on the other hand in connection with the offering of such Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the Guarantors and the total discounts and commissions received by the Placement Agents in respect thereof bear to the aggregate offering price of such Securities. The relative fault of the Company and the Guarantors on the one hand and of the Placement Agents on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors on the one hand or by the Placement Agents on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Placement Agents' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

                (e) The Company, each of the Guarantors and each of the Placement Agents agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Placement Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution provisions contained in this Section 7 and the representations and warranties of the Company and the Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agents or any person controlling the Placement Agents or by or on behalf of the Company, its officers or directors or any person controlling the Company or the Guarantors, their officers or directors or any Person controlling the Guarantors and (iii) acceptance of and payment for any of the Securities. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                You hereby confirm to the Company that the last full paragraph of text on the front cover page of the Final Memorandum and the statements under the caption "Private Placement" is the only information that has been furnished to the Company by you expressly for use in the Final Memorandum.

                8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Luxembourg Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your reasonable judgment, is material and adverse or (v) (A) the Company or any of its subsidiaries or any of the Kalitta Companies (1) loses its FAA operating certificate, or (2) receives any regulatory order which materially curtails or otherwise materially limits the use of any of the aircraft of the Company or its subsidiaries or the Kalitta Companies (other than pursuant to an existing Notice of Proposed Rule Making issued by the FAA, the DOT, the NTSB or any other regulatory authority), or (B) there shall occur any accident (as defined in the regulations of the NTSB) of a material nature involving any aircraft (other than turbo-prop or piston aircraft) operated by the Company, its subsidiaries or the Kalitta Companies and (b) in the case of any of the events specified in clauses (a)(i) through (v), such event singly or together with any other such event makes it, in your reasonable judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

                9. Miscellaneous. If, on the Closing Date, any one or more of the Placement Agents shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Placement Agent or Placement Agents agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Placement Agents shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non- defaulting Placement Agents, or in such other proportions as you may specify, to purchase the Securities which such defaulting Placement Agent or Placement Agents agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Placement Agent has agreed to purchase pursuant to Section 3 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Placement Agent. If, on the Closing Date, any Placement Agent or Placement Agents shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Placement Agent or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Placement Agent from liability in respect of any default of such Placement Agent under this Agreement.

                 This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 If this Agreement shall be terminated by the Placement Agents, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Placement Agents or such Placement Agents as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Placement Agents in connection with this Agreement or the offering contemplated hereunder.

                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                 The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                 Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement shall constitute a binding agreement between us.


                                      Very truly yours,

                                      KITTY HAWK, INC.



                                      By:
                                           ----------------------------------


                                      KITTY HAWK CHARTER, INC.



                                      By:
                                           ----------------------------------


                                      AIRCRAFT LEASING, INC.



                                      By:
                                           ----------------------------------


                                      KITTY HAWK AIRCARGO, INC.



                                      By:
                                           ----------------------------------


                                      AMERICAN INTERNATIONAL
                                      AIRWAYS, INC.



                                      By:
                                           ----------------------------------

                                      KALITTA FLYING SERVICE,
                                      INC.



                                      By:
                                           ----------------------------------



                                      FLIGHT ONE LOGISTICS, INC.



                                      By:
                                           ----------------------------------


                                      O.K. TURBINES, INC.



                                      By:
                                           ----------------------------------


                                      AMERICAN INTERNATIONAL
                                      TRAVEL, INC.



                                      By:
                                           ----------------------------------

Agreed, November 19, 1997

Morgan Stanley & Co.
   Incorporated

Acting severally on behalf
of itself and the several
Placement Agents named herein.

By Morgan Stanley & Co.
   Incorporated


By:
      -----------------------------

                                   SCHEDULE I



                                                         Principal Amount of
                                                             Securities
               Placement Agent                             to Be Purchased
               ---------------                          ---------------------
Morgan Stanley & Co. Incorporated                             $204,000,000

BT Alex. Brown Incorporated                                   $102,000,000

Fieldstone FPCG Services, L.P.                                $ 34,000,000

                                                              ------------

                         Total  . . . . . . . . . . .         $340,000,000
                                                              ============

                                  SCHEDULE II

                                     Ownership             State of
Subsidiary                           Percentage          Incorporation
----------                           ----------          -------------
Kitty Hawk Charter, Inc.*            100%                Texas
Aircraft Leasing, Inc.*              100%                Texas
Kitty Hawk Aircargo, Inc.*           100%                Texas
Kitty Hawk - AIA, Inc.               100%                Michigan
Kitty Hawk - KFS, Inc.               100%                Michigan
Kitty Hawk - FOL, Inc.               100%                Michigan
Kitty Hawk - O.K., Inc.              100%                Michigan
Kitty Hawk - AIT, Inc.               100%                Michigan

                                                                       EXHIBIT A

                                                         [To be provided by H&B]


         Include H&B statement regarding good standing certificates of Aircraft Leasing, Inc.

                                                                     EXHIBIT B
                                                                     [Jim Craig]


                               Opinion of Counsel
                                for the Company

         The opinion of the counsel for the Company to be delivered pursuant to
Section 4(iv) of the Placement Agreement shall be to the effect that:

                 (A) to the best of such counsel's knowledge, the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Placement Agreement, the Indenture, the Merger Agreement, the Registration Rights Agreement, the Escrow and Security Agreement and the Securities will not contravene any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary (except for any such contravention that, singly or in the aggregate, would not have a material adverse effect to the Company and its subsidiaries, taken as a whole, after giving pro forma effect to the Merger), and, with respect to the Merger Agreement, other than as contemplated by the Merger Agreement, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Placement Agreement, the Indenture, the Merger Agreement, the Registration Rights Agreement, the Escrow and Security Agreement or the Securities (except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities by the Placement Agents and the shares of common stock to be issued to Mr. Kalitta pursuant to the Merger Agreement and except for such failure to receive such consent, approval, authorization, order or qualification that, singly or in the aggregate, would not have a material adverse effect to the Company and its subsidiaries, taken as a whole, after giving pro forma effect to the Merger);

                 (B) to the best of such counsel's knowledge, the execution and delivery by each of the Guarantors (other than the Kalitta Companies) of, and the performance by each such Guarantor of its obligations under, the Placement Agreement, the Escrow and Security Agreement, the Indenture and the Registration Rights Agreement and the performance by each such Guarantor of its obligations under the Securities will not contravene any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Guarantor (except for any such contravention that, singly or in the aggregate, would not have a material adverse effect to the Company and its subsidiaries, taken as a whole, after giving pro forma effect to the Merger), and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Guarantor or its subsidiaries of its obligations under the Placement Agreement, the Indenture, the Registration Rights Agreement or the Securities, (except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities by the Placement Agents and the shares of common stock to be issued to Mr. Kalitta pursuant to the Merger Agreement and except for such failure to such receive consent, approval, authorization, order or qualification that, singly or in the aggregate, would not have a material adverse effect to the Company and its subsidiaries, taken as a whole after giving pro forma effect to the Merger);

                 (C) such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in the Final Memorandum and proceedings that such counsel believes are not likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole after giving pro forma effect to the Merger, or on the power or ability of the Company to perform its obligations under the Placement Agreement, the Indenture, the Merger Agreement, the Registration Rights Agreement, the Escrow and Security Agreement or the Securities or to consummate the transactions contemplated by the Final Memorandum, or on the power or ability of the Guarantors (other than the Kalitta Companies) to perform their obligations under the Placement Agreement, the Indenture, the Registration Rights Agreement or the Securities;

                 (D) Upon filing of the Indenture at the Federal Aviation Administration ("FAA") registry and the filing of certain UCC-1s in the States of Michigan and Texas, the grant of a security interest in the Collateral (other than the Pledged Securities and the Escrow Account) for the benefit of any Holders of the Securities will constitute a first priority security interest in the Collateral (other than the Pledged Securities and the Escrow Account), enforceable as against all creditors of the Company and all creditors of any subsidiary thereof, subject to certain limitations on enforceability as set forth in the Indenture; and

                 (E) (i) The Indenture is in due form for recording in accordance with the Aviation Act, and (ii) assuming that the Indenture is properly recorded in accordance with the Aviation Act, the Lien of the Indenture creates for the benefit of the Trustee a valid first priority security interest in the Aircraft in the United States.

                                                                       EXHIBIT C
                                                              [Miller, Canfield]


                           Opinion of Special Counsel
                           for the Kalitta Companies

                 The opinion of the special counsel for the Kalitta Companies to be delivered pursuant to Section 4(v) of the Placement Agreement shall be to the effect that:

                 (A) each of the Kalitta Companies (other than AIC) is duly incorporated, validly existing as a corporation under the laws of the State of Michigan and has the requisite corporate power and authority to own its property and to conduct its business as described in the Final Memorandum (references herein to the Final Memorandum being taken to mean the same, as amended or supplemented);

                 (B) the Placement Agreement has been duly authorized, executed and delivered by each of the Kalitta Companies (other than AIC);

                 (C) the Merger Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, each of the Kalitta Companies (other than AIC), enforceable in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability;

                 (D) the execution and delivery by each of the Kalitta Companies (other than AIC) of, and the performance by each of the Kalitta Companies (other than AIC) of its obligations under, the Placement Agreement, the Merger Agreement and the Indenture and the performance by the Kalitta Companies (other than AIC) of their obligations under the Securities will not contravene its articles of incorporation or by-laws; and

                 (E) the Kalitta Companies have properly taken all actions, corporate and otherwise, and obtained all consents of stockholders, necessary to approve the Merger; the Merger will be effective upon the filing of certificates of merger with the Department of Consumer and Industry Services of the State of Michigan in accordance with the terms and provisions of the Merger Agreement.

                 Miller, Canfield, Paddock & Stone, P.L.C. shall confirm in its opinion letter that it has received certificates of good standing dated not earlier than five days prior to the Closing Date for the Company from the State of Michigan, which certificates shall be attached as an exhibit to such opinion.

                 Subject to the qualification that such counsel has not undertaken in its opinion to independently determine or otherwise verify, and does not assume any responsibility for, the accuracy or completeness of the statements in the Final Memorandum, and based solely upon the participation of such counsel in various meetings at which representatives of each of Kitty Hawk, the Kalitta Companies and the Placement Agents and their respective counsel and independent accountants were at various times present, nothing has come to the attention of such counsel that has caused it to believe that anything contained in the Final Memorandum relating to the Kalitta Companies and their respective businesses and assets, as of the date of the Final Memorandum and as of the Closing Date, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein to make the statements therein relating to the Kalitta Companies, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and the other financial or statistical data included in the Final Memorandum).

                 In rendering such opinions, such counsel may make qualifications and assumptions customary to the transactions contemplated by this Agreement, including, without limitation, that such opinions shall be limited exclusively and in all respects to the federal laws of the United States of America and the laws of the State of Michigan (but not including the laws of the any of the political subdivisions thereof), and shall not be deemed to be opinions with respect to the laws of any other state or foreign jurisdiction; because the Merger Agreement and the Placement Agreement are by their terms governed respectively by the laws of the States of Texas and New York, for purposes of its opinions, such counsel may assume that the internal substantive laws of the State of Michigan govern the Merger Agreement and the Placement Agreement rather than the laws of the States of Texas and New York, and need not express any opinion as to what law will actually govern the Merger Agreement or the Placement Agreement.

                                                                       EXHIBIT D
                                                                        [Kelsey]

                               Opinion of Counsel
                           for the Kalitta Companies

                 The opinion of the counsel for the Kalitta Companies to be delivered pursuant to Section 4(vi) of the Placement Agreement shall be to the effect that:

                 (A) the execution and delivery by each of the Kalitta Companies (other than AIC) of, and the performance by each of the Kalitta Companies (other than AIC) of its obligations under, the Placement Agreement, the Merger Agreement, the Registration Rights Agreement and the Indenture and the performance by the Kalitta Companies of their obligations under the Securities will not contravene (i) to such counsel's knowledge, any agreement or other instrument binding upon any of the Kalitta Companies that is material to the Kalitta Companies, taken as a whole, or (ii) to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over any of the Kalitta Companies (other than AIC), and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by any of the Kalitta Companies (other than AIC) or its subsidiaries of their obligations under the Placement Agreement, the Merger Agreement, the Indenture, the Registration Rights Agreement or the Securities; and

                 (B) such counsel does not know of any legal or governmental proceedings pending or threatened to which any of the Kalitta Companies is a party or to which any of the properties of any of the Kalitta Companies is subject other than proceedings fairly summarized in all material respects in the Final Memorandum and proceedings which such counsel believes are not likely to have a material adverse effect on the Kalitta Companies, taken as a whole, or on the power or ability of any of the Kalitta Companies to perform their obligations under the Placement Agreement, the Indenture, the Registration Rights Agreement, the Securities or the Merger Agreement or to consummate the transactions contemplated by the Final Memorandum.

                 Kelsey Law Offices, P.C. shall also confirm that, to its knowledge (based solely upon the investigation described in such opinion letter), the description in the Final Memorandum under the caption "Business--Legal Proceedings" constitutes a fair summary in all material respects of such proceedings insofar as they relate to the Kalitta Companies.